Exhibit 10.1

LL FLOORING HOLDINGS, INC.

OUTSIDE DIRECTORS DEFERRAL PLAN

Adopted

January 1, 2009

Amended

September 29, 2022

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

Table of Contents

INTRODUCTION1

ARTICLE I - Definition of Terms1

1.01. Account1

1.02. Administrator1

1.03. Affiliate1

1.04. Beneficiary1

1.05. Board1

1.06. Change in Control1

1.07. Closing Price2

1.08 Code2

1.09. Common Stock2

1.10. Compensation2

1.11. Corporation3

1.12. Deferral Contributions3

1.13. Deferral Election3

1.14. Deferred Stock Unit3

1.15. Effective Date3

1.16. Eligible Director3

1.17. Participant3

1.18. Plan3

1.19. Plan Year3

1.20. Section 409A3

1.21. Unforeseeable Emergency4

ARTICLE II - Eligibility and Participation4

2.01. Eligibility4

2.02. Participation4

2.03. Length of Participation4

ARTICLE III - Determination of Deferral4

3.01. Commencement of Active Participation4

3.02. Deferral Election4

3.03. Equitable Adjustment in Case of Error or Omission5

ARTICLE IV - Accounts and Investments5

4.01. Deferred Stock Units5

4.02. Hypothetical Nature of Accounts and Investments6

ARTICLE V - Vesting6

ARTICLE VI - Payment6

6.01. Separation from Service6

6.02. Payment of Death Benefit7

6.03. Unforeseeable Emergencies7

6.04. Effect of Change in Control7

6.05. Form of Payment8

6.06. Benefit Determination and Payment Procedure8

6.07. Distribution of Benefit When Distributee Cannot Be Located8

i

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

6.08. Acceleration of Benefits Prohibited8

6.09. Beneficiary Designation8

ARTICLE VII - Plan Administration9

7.01. Appointment of Administrator9

7.02. Duties and Responsibilities of Plan Administrator9

ARTICLE VIII - Amendment or Termination of Plan9

ARTICLE IX - Claims Procedures10

9.01. Initial Claims10

9.02. Claims Appeals10

9.03. Claim Limitation Period11

ARTICLE X - Miscellaneous12

10.01 Unfunded Plan12

10.02 Trust12

10.03 Non-assignability12

10.04 Notices and Elections12

10.05 Governing Law12

10.06 Binding Effect12

10.07 Severability12

10.08 Gender and Number13

10.09 Titles and Captions13

10.10 Section 409A13

ii

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

INTRODUCTION

On November 21, 2008, the Board of Directors of LL Flooring Holdings, Inc. (formerly known as Lumber Liquidators Holdings, Inc.), adopted the Outside Directors Deferral Plan, effective January 1, 2009, and amended, effective September 29, 2022, under which non-employee directors of LL Flooring Holdings, Inc. have the opportunity to defer receipt of certain Compensation until departure from the Board. In so doing, the Board of Directors intends to provide an incentive to the non-employee directors to own shares of the Corporation’s Common Stock, thereby aligning their interests more closely with the interests of the Corporation’s shareholders.

ARTICLE I

Definition of Terms

The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:

1.01.Account

“Account” means a bookkeeping account established for a Participant under Article IV hereof.

1.02.Administrator

“Administrator” means the Compensation Committee of the Board unless responsibility is delegated as provided for in Article VII hereof.

1.03.Affiliate

“Affiliate” means any subsidiary, parent, affiliate, or other related business entity to the Corporation.

1.04.Beneficiary

“Beneficiary” means the person or persons designated by a Participant or otherwise entitled pursuant to Plan section 6.09 to receive benefits under the Plan attributable to such Participant after the death of such Participant.

1.05.Board

“Board” means the present and any succeeding Board of Directors of the Corporation, unless such term is used with respect to a particular Affiliate and its Directors, in which event it shall mean the present and any succeeding Board of Directors of that Affiliate.

1.06.Change in Control

“Change in Control” means, with respect to a Participant, the date on which the Corporation for which the Participant is providing services at the time of the event experiences any of the following events:

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

(i)any person, including a “group” as defined below, acquires ownership of the Common Stock that, together with the Common Stock already held by such person or group, represents 50% or more of the total fair market value or total voting power of the then outstanding Common Stock;

(ii)any person, including a “group” as defined below, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock possessing 30% or more or of the total voting power of the Common Stock;

(iii)a majority of members of the Board is replaced during a 12- month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to such appointment or election; or

(iv)any person, including a “group” as defined below, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation having a total gross fair market value of 40% or more or more of the total gross fair market value of all the assets of the Corporation immediately prior to such acquisition or acquisitions.

The term “group” shall have the same meaning as in Section 13(d)(3) of the Securities Exchange Act of 1934, modified as may be necessary to comply with the requirements of Section 1.409A-3(i)(5)(v) of the Treasury regulations. This definition of “Change in Control” is intended to satisfy the requirements of Section 1.409A-3(i)(5) of the Treasury Regulations, the terms of which are incorporated herein by reference.

1.07.Closing Price

“Closing Price” means the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such day or, if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such market, all as reported by such source as the Administrator may select.

1.08Code

“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

1.09.Common Stock

“Common Stock” means the common stock of the Corporation, $0.001 value.

1.10.Compensation

“Compensation” means fees payable to a Participant for service as a member of the Board, in the form of annual retainer and committee fees paid by the Corporation to an Eligible Director but excluding any such Compensation deferred from a prior period, expense reimbursement and allowances and benefits not normally paid in cash to the Participant. Such fees may be payable in cash or in shares of Common

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

Stock with a vesting period of at least one year, in such proportions determined under the Director Compensation policies in effect from time to time.

1.11.Corporation

“Corporation” means LL Flooring Holdings, Inc. (formerly known as Lumber Liquidators Holdings, Inc.), or any successor thereto.

1.12.Deferral Contributions

“Deferral Contributions” means that portion of a Participant’s Compensation which is deferred under the Plan.

1.13.Deferral Election

“Deferral Election” means an irrevocable written election to defer Compensation which is executed by the Eligible Director and timely filed with the Administrator.

1.14.Deferred Stock Unit

“Deferred Stock Unit” means a hypothetical share of the Corporation’s Common Stock.

1.15.Effective Date

The “Effective Date” of the Plan is January 1, 2009.

1.16.Eligible Director

“Eligible Director” means a director of the Corporation who is not an employee of the Corporation.

1.17.Participant

“Participant” means an Eligible Director who elects to participate in the Plan.

1.18.Plan

“Plan” means the LL Flooring Holdings, Inc. Outside Directors Deferral Plan.

1.19.Plan Year

“Plan Year” means the 12-month period beginning each January 1.

1.20.Section 409A

“Section 409A” means Section 409A of the Code and the regulations and guidance promulgated thereunder.

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

1.21.Unforeseeable Emergency

“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case.

ARTICLE II

Eligibility and Participation

2.01.Eligibility

Each Eligible Director may participate in the Plan and elect to defer Compensation for a Plan Year beginning with the Plan Year that commences January 1, 2009.

2.02.Participation

In order to participate in the Plan, an Eligible Director must file with the Administrator a Deferral Election, as provided in Section 3.02. The Compensation Committee may establish such other conditions to enrollment, enrollment periods or other requirements as it determines in its sole discretion are necessary.

2.03.Length of Participation

An individual who is or becomes a Participant shall be or remain a Participant as long as he or she has a Deferral Election in effect or is entitled to future benefits under the terms of the Plan.

ARTICLE III

Determination of Deferral

3.01.Commencement of Active Participation

An Eligible Director shall become a Participant with respect to a Plan Year only if he or she is expected to have Compensation during such Plan Year and he or she timely files and has in effect a Deferral Election for such Plan Year.

3.02.Deferral Election

(a)Amount of Deferral Contributions. A Participant may elect to defer up to 100% of his or her Compensation in 25% increments and have that Compensation invested in Deferred Stock Units. In calculating the number of Deferred Stock Units, amounts shall be rounded to the nearest whole share of Common Stock.

(i)Deferred Stock Units attributable to the deferral of cash Compensation shall be credited as of the day on which such Compensation is otherwise payable in accordance with the Corporation’s then applicable director Compensation policies (the “Payment Date”), and the

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

number of Deferred Stock Units shall be determined by dividing the Participant’s deferred Compensation payable on the Payment Date by the Closing Price as of the Payment Date.

(ii)Deferred Stock Units credited with respect to a restricted Common Stock award shall be determined using the Closing Price as of the grant date of the award of such shares of Common Stock.

(b)Deferral Elections. Except as provided in subsection (c) and (d) below, a Participant may make an election to defer Compensation for a Plan Year only if such election is made no later than December 31 of the prior Plan Year, or by such earlier date as may be announced by the Administrator. A separate Deferral Election must be filed for each Plan Year. Each Deferral Election shall be made on a form provided by the Administrator and shall specify such additional information as the Administrator may require.

(c)First Year of Eligibility. In the case of the first Plan Year in which an Eligible Director becomes eligible to participate in the Plan, the Eligible Director must make an initial deferral election within 30 days after he or she becomes eligible to participate in the Plan. Such election shall only be valid with respect to Compensation paid for services rendered after the date of the initial deferral election.

(d)Subsequent Elections. A Participant may delay the timing of a previously-scheduled payment or may change the form of a payment only if such subsequent deferral elections meets all of the following requirements and any other applicable requirements of Section 409A: (i) the subsequent deferral election shall not take effect until at least 12 months after the date on which it is made; (ii) the election must be made at least 12 months prior to the date the payment is scheduled to be made, or for installment payments, at least 12 months prior to the date the first of such installments is scheduled to be made; and (iii) the subsequent deferral election must delay the payment for at least five years from the date the payment would otherwise have been made. For installment payments, the delay is measured from the date the first payment was scheduled to be made. Any such subsequent deferral election under this Section 3.02(d) shall be made on a form provided by the Administrator for such purpose and shall specify such additional information as the Administrator may require.

3.03.Equitable Adjustment in Case of Error or Omission

If an error or omission is discovered in the Account of a Participant, the Administrator shall make such equitable adjustment as the Administrator deems appropriate.

ARTICLE IV

Accounts and Investments

4.01.Deferred Stock Units

(a)Except as provided below, a Participant’s Account shall be treated as if it were invested in Deferred Stock Units that are equivalent in value to the fair market value of the shares of the Common Stock.

(b)The number of Deferred Stock Units credited to a Participant’s Account shall be increased on each date on which a dividend is paid on the Common Stock. The number of additional Deferred Stock Units credited to a Participant’s Account as a result of such increase shall be determined

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

by (i) multiplying the total number of Deferred Stock Units (with fractional Deferred Stock Units rounded off to the nearest thousandth) credited to the Participant’s Account immediately before such increase by the amount of the dividend paid per share of the Common Stock on the dividend payment date, and (ii) dividing the product so determined by the Closing Price on the dividend payment date.

(c)The dollar value of the Deferred Stock Units credited to a Participant’s Account on any date shall be determined by multiplying the number of Deferred Stock Units (including fractional Deferred Stock Units) credited to the Participant’s Account by the Closing Price on that date.

(d)In the event of a transaction or event described in this subsection (d), the number of Deferred Stock Units credited to a Participant’s Account shall be adjusted in such manner as the Board, in its sole discretion, deems equitable. A transaction or event is described in this subsection (d) if (i) it is a dividend (other than regular quarterly dividends) or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event and (ii) the Board determines that such transaction or event affects the shares of the Corporation’s common stock, such that an adjustment pursuant to this subsection (d) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

4.02.Hypothetical Nature of Accounts and Investments

The Accounts established under this Article IV shall be maintained for bookkeeping purposes only. Neither the Plan nor the Accounts established under the Plan shall hold any actual funds or assets. The Deferred Stock Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not represent an equity security of the Corporation, and shall not carry any voting or dividend rights.

ARTICLE V

Vesting

A Participant’s Account attributable to cash Compensation deferred shall be fully vested and non-forfeitable at all times. A Participant's Account attributable to restricted Common Shares deferred shall vest on the first anniversary of the date such shares are awarded.

ARTICLE VI

Payment

6.01.Separation from Service

Subject to Section 3.02(d), a Participant may elect to receive the distribution of his or her Account in the form of (A) one lump-sum payment 60 days following his or her separation from service on the Board (or as soon thereafter as is administratively practical), (B) annual distributions over a three-year period beginning 60 days following his or her separation from service on the Board (or as soon thereafter as is administratively practical), or (C) annual distributions over a five-year period beginning 60 days following his or her separation from service on the Board (or as soon thereafter as is administratively practical).

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

6.02.Payment of Death Benefit

The Account of a Participant who dies prior to the payment of his or her entire Account under Plan section 6.01 shall be payable to his or her Beneficiary 60 days following the date of the Participant’s death, or as soon thereafter as is administratively practical.

6.03.Unforeseeable Emergencies

A distribution of a portion of the Participant’s Account because of an Unforeseeable Emergency will be permitted only to the extent required by the Participant to satisfy the emergency need after (i) reimbursement or Compensation through insurance or otherwise, (ii) obtaining liquidation of the Participant’s assets, to the extent such liquidation would not itself cause a severe financial hardship, or (iii) suspension of deferrals under the Plan. Whether an Unforeseeable Emergency has occurred will be determined by the Administrator, in its sole and exclusive discretion. Distributions in the event of an Unforeseeable Emergency may be made by and with the approval of the Administrator upon written request by a Participant and shall be payable from the Participant’s Account as soon as practicable and in any event no later than 30 days following the Administrator’s determination that an Unforeseeable Emergency has occurred and authorization of payment from the Participant's Account.

6.04.Effect of Change in Control

(a)Upon a Change in Control, the Corporation shall establish, if one has not been established, a grantor trust, as described in Section 10.02 and shall contribute to such trust within seven days of the Change in Control and within 30 days of the end of each Plan Year thereafter, a lump sum payment equal to the difference between the aggregate value of all Participants’ Accounts and the value of the assets of the trust on the date of the Change in Control or end of the Plan Year.

(b)Notwithstanding any other provision in any other Article of this Plan to the contrary, in the event a Participant ceases to serve as a Director of the Corporation (or as a Director of any publicly-held acquiring parent corporation in the event the Corporation is not the surviving publicly-held parent corporation in the Change in Control transaction) within two years following a change in control event as defined in Treasury Regulations section 1.409A-3(i)(5), with respect to the Corporation, (i) the value of all amounts deferred by a Participant which have not yet been credited to the Participant’s Account and (ii) the remaining value of such Participant’s Account shall be paid to the Participant in a lump-sum payment no later than 30 days after the date of the Participant’s separation from service on the Board. The value of such Participant’s Deferred Stock Units shall be paid in shares of Common Stock (or the stock of an Acquiring Corporation as provided in this Plan section), with fractional shares paid in cash.

(c)Upon a Change in Control, each Participant’s Deferred Stock Units shall be adjusted as provided in Section 4.01(d). The amount of such adjustment shall be determined by the Board (which, for this purpose, shall be comprised solely of employee members of the Board prior to the Change in Control) so as to reflect fairly and equitably appropriate circumstances as the Board deems appropriate, including, without limitation, the recent price of shares of the Common Stock. For purposes of adjustments under this Plan section, the value of a Participant’s Deferred Stock Units shall be adjusted to the greater of (1) the Closing Price on or nearest the date on which the Change in Control is deemed to occur, or (2) the highest per share price for shares of the Common Stock actually paid in connection with the Change in Control. In the event the consideration received in the Change in Control transaction by the

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

holders of the Common Stock includes shares of stock of another corporation (an “Acquiring Corporation”), the adjustment under this Plan section shall include converting each Deferred Stock Unit into units of stock of the Acquiring Corporation of the same class as the shares received by the holders of the Common Stock in the Change in Control transaction using the same exchange ratio as the exchange ratio used in the Change in Control transaction and such units shall be deemed to be equivalent in value to the fair market value of such shares of the Acquiring Corporation. Such units shall thereafter be deemed to be Deferred Stock Units within the meaning of this Plan and accounted for and adjusted accordingly.

6.05.Form of Payment

A Participant’s Account shall be paid in a lump sum in shares of Common Stock, with any fractional share paid in cash. The payment of such shares shall be made pursuant to the Lumber Liquidators, Inc. 2011 Equity Compensation Plan (or any successor plan, as applicable).

6.06.Benefit Determination and Payment Procedure

The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the form or manner of payment to the Participant or the Participant’s Beneficiary, in the event of the death of the Participant. The Administrator shall promptly notify the Corporation of each such determination that benefit payments are due and provide to the Corporation all other information necessary to allow the Corporation to carry out such determination, whereupon the Corporation shall pay such benefits in accordance with the Administrator’s determination.

6.07.Distribution of Benefit When Distributee Cannot Be Located

The Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or a Participant’s Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Corporation’s or the Administrator’s records. If the Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Corporation shall continue to hold the benefit due such person, subject to any applicable statute of escheats.

6.08.Acceleration of Benefits Prohibited

Except as provided in Treasury Regulation section 1.409A-3(j), no acceleration in the time or schedule of any payment or amount scheduled to be paid from the Participant’s Account is permitted.

6.09.Beneficiary Designation

A Participant may designate a Beneficiary to receive the value of his or her Account upon death. Any Beneficiary designation made hereunder shall be effective only if properly signed and dated by the Participant and delivered to the Administrator prior to the time of the Participant’s death. Any Beneficiary designation hereunder shall remain effective until changed or revoked hereunder. A Beneficiary designation may be changed by the Participant at any time, or from time to time, by filing a new designation in writing with the Administrator. If the Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased him, then his or her estate shall be deemed to be his or her Beneficiary.

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

ARTICLE VII

Plan Administration

7.01.Appointment of Administrator

The Compensation Committee may appoint one or more persons to serve as the Administrator for the purpose of administering the Plan. In the event more than one person is appointed, the persons shall form a committee for the purpose of functioning as the Administrator. The person or persons serving as Administrator shall serve for indefinite terms at the pleasure of the Compensation Committee, and may, by 30 days prior written notice to the Compensation Committee, terminate such appointment.

7.02.Duties and Responsibilities of Plan Administrator

(a)The Administrator shall maintain and retain necessary records regarding its administration of the Plan.

(b)The Administrator is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant’s or Beneficiary’s rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.

(c)The Administrator may construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be conclusive.

(d)The Administrator, in its discretion, may delegate to one or more third party administrators all or part of the Administrator’s duties with respect to the administration of the Plan. The Administrator may consult with counsel, who may be counsel to the Corporation, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Administrator may revoke or amend the terms of a delegation or consultation at any time, but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Corporation.

ARTICLE VIII

Amendment or Termination of Plan

The Plan may be terminated or amended at any time by the Board, effective as of any date specified; provided, however, that any termination must comply with the requirements of Section 409A. Any such action taken by the Board shall be evidenced by a resolution and shall be communicated to Participants and Beneficiaries prior to the effective date thereof. No amendment or termination shall decrease the value of a Participant’s Account accrued prior to the effective date of the amendment or termination.

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

ARTICLE IX

Claims Procedures

9.01.Initial Claims

(a)Any claim a Participant may have with respect to eligibility, participation, benefits or other aspects of the operation or administration of the Plan, including but not limited to: recovery of benefits under the Plan; enforcing rights under the Plan; or clarification with respect to rights to future benefits under the Plan, shall be made in writing to the Administrator within 90 days following the date a Participant knew or should have known of the facts upon which the claim is based. The Administrator will provide a Participant with the necessary forms and make all determinations as to the right of any person to a disputed benefit.

(b)If a Participant makes a claim for benefits under the Plan, the Participant will be notified of the acceptance or denial of his or her claim within 90 days from the date the Administrator receives a Participant’s claim. In some cases, a Participant’s request may take more time to review and an additional processing period of up to 90 days may be required. If that happens, the Participant will be notified in writing. The written notice of extension will indicate the circumstances requiring the extension of time and the date by which the Administrator expects to make a determination with respect to the claim. If the extension is required due to a Participant’s failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent to the Participant until the date on which the Participant responds to the Plan’s request for information.

(c)If a Participant’s claim is wholly or partially denied, or any other adverse benefit determination is made with respect to a Participant’s claim, the Administrator will furnish the Participant with a written notice of this denial. This written notice will be provided to the Participant within a reasonable period of time (generally 90 days) after the receipt of the Participant’s claim by the Administrator, subject to any tolling period as set forth above. The written notice will contain (i) the specific reason or reasons for the denial; (ii) specific reference to those Plan provisions on which the denial is based; (iii) a description of any additional information or material necessary to correct the Participant’s claim and an explanation of why such material or information is necessary; and (iv) a description of the Plan’s appeals procedures (described below) and the applicable time limits, as well as a statement of the Participant’s right to bring a civil action under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) following an adverse benefit determination on review.

9.02.Claims Appeals

(a)If a Participant’s claim has been denied, or any other adverse benefit determination is made regarding a Participant’s claim, and a Participant wishes to submit a claim for review, the Participant must file his or her claim for review, in writing, with the Administrator. The Participant must file the claim for review no later than 60 days after he or she has received written notification of the denial of his or her claim for benefits (or, if none was provided, no later than 60 days after the deemed denial of a Participant’s claim). In connection with the request for review, a Participant (or the Participant’s duly authorized representative) may submit to the Administrator written comments, documents, records, and other information relating to the claim. In addition, a Participant will be provided, upon written request and free of charge, with reasonable access to (and copies of) all documents, records, and other information relevant to the claim. The review by the Administrator will

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

take into account all comments, documents, records, and other information a Participant submits relating to the claim.

(b)The Administrator will make a final written decision on a claim review, in most cases, within 60 days after receiving a Participant’s written claim for review. In some cases, a Participant’s claim may take more time to review, and an additional processing period of up to 60 days may be required. If that happens, a Participant will be notified in writing. The written notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to make a determination with respect to the claim. If the extension is required due to a Participant’s failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent to a Participant until the date on which a Participant responds to the Administrator’s request for information.

(c)The Administrator’s decision on a Participant’s claim for review will be communicated to the Participant in writing. If an adverse benefit determination is made, this notice will include (i) the specific reasons(s) for the adverse benefit determination with references to the specific Plan provisions on which the determination is based; (ii) a statement that a Participant is entitled to receive, upon request and free of charge, reasonable access to (and copies of) all documents, records and other information relevant to the claim; and (iii) a statement of a Participant’s right to bring a civil action under Section 502(a) of ERISA.

Before a Participant files a civil action under Section 502(a) of ERISA with respect to any claims under the Plan, a Participant must have filed a claim and appeal with the Plan Administrator, as described herein, and a Participant’s claim and subsequent appeal must have been denied in whole or in part.

(d)All interpretations, determinations and decisions of the Administrator with respect to any claim, claim on review or any other matter relating to the Plan will be made in its sole discretion based on the Plan documents and will be deemed final and conclusive and binding on all affected parties.

9.03.Claim Limitation Period

No legal or equitable action to enforce a Participant’s rights (or clarify a Participant’s right to future benefits) under the Plan may be brought unless and until a Participant has followed the claims and appeals procedures described herein, and the benefits requested have been denied in whole or in part, or there is some other adverse benefit determination. In addition, no legal or equitable action to enforce a Participant’s rights (or clarify a Participant’s right to future benefits) under the Plan, or against the Administrator or any other Plan fiduciary may be brought more than one year following the earlier of (i) the date that such one-year limitations period would commence under applicable law, or (ii) the date upon which a Participant knew or should have known that the Participant did not receive an amount due under the Plan, or (iii) the date on which the Participant fully exhausted the Plan’s administrative remedies.

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

ARTICLE X

Miscellaneous

10.01Unfunded Plan

All Plan Participants and Beneficiaries are general unsecured creditors of the Corporation with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Corporation to make benefit payments in the future. It is the intention of the Corporation that the Plan be considered unfunded for tax purposes.

10.02Trust

The Corporation may, but is not required to, establish a grantor trust which may be used to hold assets of the Corporation which are maintained as reserves against the Corporation’s unfunded, unsecured obligations hereunder. Such reserves shall at all times be subject to the claims of the Corporation’s creditors. To the extent such trust or other vehicle is established, and assets contributed, for the purpose of fulfilling the Corporation’s obligation hereunder, then such obligation of the Corporation shall be reduced to the extent such assets are utilized to meet its obligations hereunder. Any such trust and the assets held thereunder are intended to conform in substance to the terms of the model trust described in Revenue Procedure 92-64.

10.03Non-assignability

The interests of each Participant under the Plan are not subject to claims of the Participant’s creditors; and neither the Participant nor his or her Beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be non-assignable and non- transferable.

10.04Notices and Elections

All notices required to be given in writing and all elections required to be made in writing under any provision of the Plan shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election. Notices and elections shall be deemed given or made when received by any member of the committee that serves as Administrator.

10.05Governing Law

The Plan shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia.

10.06Binding Effect

The Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Participant and his or her heirs, executors, administrators and legal representatives.

10.07Severability

LL Flooring Holdings, Inc.

Outside Directors Deferral Plan

Adopted January 1, 2009

Amended September 29, 2022

If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

10.08Gender and Number

In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

10.09Titles and Captions

Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.10Section 409A

(a)Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Section 409A to avoid a plan failure described in Section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Section 409A(a)(2). Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Section 409A to avoid a plan failure described in Section 409A(a)(1).

(b)It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Section 409A (including any transition or grandfather rules thereunder). The Corporation is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Section 409A (including any transition or grandfather rules thereunder) and to declare any election, consent or modification thereto void if non-compliant with Section 409A.

(c) Notwithstanding anything in the Plan to the contrary, in the event that an Eligible Director is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments that are “deferred compensation” subject to Section 409A that are made by reason of his or her “separation from service” within the meaning of Section 409A shall be made to the Eligible Director prior to the date that is six months after the date of his or her “separation from service” or, if earlier, his or her date of death. Immediately following any applicable six-month delay, all such delayed payments will be paid in a single lump sum. In addition, for purposes of the Plan, with respect to payments of any amounts that are considered to be “deferred compensation” subject to Section 409A, references to “termination of employment” (and substantially similar phrases) shall be interpreted and applied in a manner that is consistent with the requirements of Section 409A. Except as permitted under Section 409A, any deferred compensation that is subject to Section 409A and is payable to or for an Eligible Director’s benefit under any Corporation-sponsored plan, program, agreement or arrangement may not be reduced by, or offset against, any amount owing by such Eligible Director to the Corporation or any Affiliate.